Exhibit 1.1

159,300,000 Class A ordinary shares

RENREN INC.

CLASS A ORDINARY SHARES, PAR VALUE US$0.001 PER SHARE

in the form of American Depositary Shares

UNDERWRITING AGREEMENT

May         , 2011

May         , 2011

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London, E14 4QA

United Kingdom

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY, 10005

United States

and

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

United States

Ladies and Gentlemen:

Renren Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 42,898,711 American depositary shares (the “ADSs”) of the Company, each representing three Class A ordinary shares of the Company, par value US$0.001 per share (the “Ordinary Shares”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule II hereto propose severally to sell to the several Underwriters 10,201,289 ADSs, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule II hereto, in connection with an offering and sale of ADSs in the United States (the “Offering”). The aggregate of 53,100,000 ADSs to be sold by the Company and the Selling Shareholders is hereinafter referred to as the “Firm ADSs.”

The Company also proposes to issue and sell to the several Underwriters not more than an additional 7,965,000 ADSs (the “Additional ADSs”), if and to the extent that you, as the representatives of the Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional ADSs granted to the Underwriters in Section 3 hereof. The Ordinary Shares represented by the Firm ADSs are hereinafter referred as the “Firm Shares.” The Ordinary Shares represented by the Additional ADSs are hereinafter referred as the “Additional Shares.” The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “Offered ADSs.” The Ordinary Shares represented by the Offered ADSs are hereinafter referred to as the “Offered Shares.” Unless the context otherwise requires, each reference to the Firm ADSs, the Additional ADSs or Offered ADSs herein also includes the Offered Shares represented by such ADSs. The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Offered ADSs are to be issued pursuant to a deposit agreement dated as of [May 3], 2011 (the “Deposit Agreement”) among the Company, Citibank, N.A. as depositary (the “Depositary”) and the holders and beneficial owners from time to time of the ADSs, which will be evidenced by registration through the Direct Registration System administered by The Depositary Trust Company (“DTC”) or by American Depositary Receipts (the “ADRs”) issued by the Depositary.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-173548), including a prospectus, relating to the Offered Shares and the Company and the Depositary have filed a registration statement relating to the ADSs. The registration statement on Form F-1 relating to the Offered Shares, as amended at the time it becomes effective, including all exhibits thereto and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Offered ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” A registration statement on Form F-6 relating to the ADSs has been filed with the Commission and, such registration statement on Form F-6, as amended at the time it becomes effective, including all exhibits thereto, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed abbreviated registration statements to register additional Ordinary Shares or ADSs pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statements”), then any reference herein to the term “Registration Statement” or “ADS Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Company has filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Offered Shares and the Offered ADSs (the “Form 8-A Registration Statement”).

For purposes of this Agreement, “preliminary prospectus” means each prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus, the free writing prospectuses, if any, and the information included in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “ADS Registration Statement”, “Form 8-A Registration Statement”, “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

Morgan Stanley & Co. International plc or its affiliate (the “Designated Underwriter”) has agreed to reserve a portion of the Offered ADSs to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Offered ADSs to be sold by the Designated Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed ADSs.” Any Directed ADSs not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties of the Company and Mr. Joseph Chen. The Company and Mr. Joseph Chen, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a) Each of the Registration Statement and the ADS Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, and no proceedings for such purpose are pending before or, to the Company’s knowledge, are threatened by the Commission; the Form 8-A Registration Statement has become effective as provided in Section 12 of the Exchange Act.

(b) (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Offered ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c) At the time of filing the Registration Statement and as of the date hereof, the Company was not and is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(d) The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company and its Subsidiaries and Affiliated Entities (as defined below), taken as a whole, or on the Company’s ability to carry out its obligations under this Agreement and the Deposit Agreement (“Material Adverse Effect”). All constitutive documents of the Company comply with the requirements of applicable Cayman Islands laws and are in full force and effect. The form of amended and restated memorandum and articles of association of the Company as filed as Exhibit 3.2 to the Registration Statement comply with the requirements of applicable Cayman Islands laws and, once they have become effective on the Closing Date, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; except as set forth in the exhibits to the Registration Statement, no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(e) Each of (i) CIAC/ChinaInterActiveCorp and Qianxiang Shiji Technology Development (Beijing) Co., Ltd., (each a “Subsidiary” and collectively the “Subsidiaries” of the Company), and (ii) Beijing Qianxiang Tiancheng Technology Development Co., Ltd., Beijing Qianxiang Wangjing Technology Development Co., Ltd., Shanghai Qianxiang Changda Internet Information Technology Development Co., Ltd. and Beijing Nuomi Wang Technology Development Co., Ltd. (each an “Affiliated Entity” and collectively the “Affiliated Entities” and together with the Subsidiaries, the “Subsidiaries and Affiliated Entities”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company has no subsidiaries or controlled affiliates other than the Subsidiaries and Affiliated Entities. All constitutive documents of each of the Subsidiaries and the Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation and are in full force and effect. All of the equity interests in each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly through subsidiaries by the Company free and clear of all liens, encumbrances, equities or claims; all of the equity interests in each Affiliated Entity of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the individuals as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, free and clear of all liens, encumbrances, equities or claims.

(f) The description of the corporate structure of the Company and the various contracts between the Subsidiaries and the shareholders of the Affiliated Entities, or between the Subsidiaries and the Affiliated Entities, as the case may be (each a “Corporate Structure Contract” and collectively the “Corporate Structure Contracts”), as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits 10.7 through 10.14 to the Registration Statement, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other agreement, contract or other document relating to the corporate structure or the operation of the Company and the Subsidiaries and Affiliated Entities which has not been previously disclosed or made available to the Underwriters and, to the extent material to the Company, disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(g) Each Corporate Structure Contract has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any Corporate Structure Contract by the parties thereto, except for such that has been obtained or performed. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries and Affiliated Entities or shareholders of the Affiliated Entities in any jurisdiction challenging the validity of any of the Corporate Structure Contracts and, to the Company’s knowledge, no such proceeding, inquiry or investigation is threatened or contemplated in any jurisdiction.

(h) The execution, delivery and performance of each Corporate Structure Contract by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries and Affiliated Entities pursuant to (A) the charter or by-laws of the Company or any of the Subsidiaries and Affiliated Entities, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities or any of their properties, or (C) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries and the Affiliated Entities is a party or by which the Company or any of the Subsidiaries and Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries and Affiliated Entities is subject, except, in the case of (C), for such that would not have a Material Adverse Effect. Each Corporate Structure Contract is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Corporate Structure Contract. None of the parties to any of the Corporate Structure Contracts has sent or received any communication regarding termination of, or intention not to renew, any of the Corporate Structure Contracts, and, to the Company’s knowledge, no such termination or non-renewal has been threatened or is being contemplated by any of the parties thereto.

(i) This Agreement has been duly authorized, executed and delivered by the Company.

(j) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene any provision of applicable law or the constitutive documents of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries and Affiliated Entities that is material to the Company and its Subsidiaries and Affiliated Entities, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, any Subsidiary or Affiliated Entity, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the Offered ADSs.

(l) The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(m) The share capital outstanding prior to the issuance of the Offered Shares represented by Offered ADSs to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. As of the date hereof, the Company has authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Closing Date, the Company shall have authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.”

(n) The Offered Shares represented by the Offered ADSs to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, will have been issued in compliance with the Securities Act and the applicable Blue Sky laws, will be fully paid and non-assessable, and the issuance of such Offered Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Offered Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party.

(o) The Offered ADSs, when issued by the Depositary against the deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of ADSs specified therein and in the Deposit Agreement.

(p) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Shares registered pursuant to the Registration Statement.

(q) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(r) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(s) The Company and its Subsidiaries and Affiliated Entities have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Affiliated Entities; and, except as disclosed in the Time of Sale Prospectus, any real property and buildings held under lease by the Company and its Subsidiaries and Affiliated Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries and Affiliated Entities, in each case except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(t) Neither the Company nor any of the Subsidiaries and Affiliated Entities is in breach or violation of (A) any provision of applicable law, (B) its respective constitutive documents, except for the breach regarding the issuance of share capital of the Company in connection with its financings which would not have a Material Adverse Effect, (C) in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument binding upon the Company or any of the Subsidiaries and Affiliated Entity that is material to the Company and the Subsidiaries and Affiliated Entity, taken as a whole, or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities.

(u) The Company and its Subsidiaries and Affiliated Entities (i) are in compliance with any and all applicable foreign, United States federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(w) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries and Affiliated Entities is a party or to which any of the properties of the Company or any of its Subsidiaries and Affiliated Entities is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus or the Prospectus and proceedings that would not have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(x) Neither the Company nor any of its Subsidiaries and Affiliated Entities or affiliates, nor, to the Company’s best knowledge, any director, officer, or employee acting on behalf of the Company or any of its Subsidiaries and Affiliated Entities or affiliates, nor, to the Company’s best knowledge, any agent or representative of the Company or of any of its Subsidiaries and Affiliated Entities or affiliates acting on behalf of the Company or any of its Subsidiaries and Affiliated Entities or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its Subsidiaries and Affiliated Entities and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(y) The operations of the Company and its Subsidiaries and Affiliated Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries and Affiliated Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries and Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(z) (i) The Company represents that neither the Company nor any of its Subsidiaries and Affiliated Entities (collectively, the “Entity”) or , to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company represents and covenants that the Entity will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company represents and covenants that, for the past five years, Entity has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(aa) The Company is not, and after giving effect to the offering and sale of the Offered ADSs and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(bb) The Company does not expect to be a passive foreign investment company for United States federal income tax purposes for its current taxable year ending December 31, 2011 or for the foreseeable future.

(cc) Immediately following the Company’s Series C financing in March 2006, less than eighty percent (80%) of the stock (by vote and value) of the Company was held by former investors (or their affiliates) in 1000 Oaks, Co., a Texas corporation, UU International Incorporation, a Cayman Islands exempted company, or CIAC/ChinaInteractiveCorp, a Cayman Islands exempted company.

(dd) Since the date of the most recent audited financial statements of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, results of operations, business or prospects of the Company and the Subsidiaries and Affiliated Entities, taken as a whole, and (ii) neither the Company nor any of the Subsidiary and Affiliated Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(ee) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries and Affiliated Entities possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its Subsidiaries and Affiliated Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ff) The Company and its Subsidiaries and Affiliated Entities own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its Subsidiaries and Affiliated Entities has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(gg) Each of the Company and the Subsidiaries and Affiliated Entities has full power, authority and legal right to enter into, execute, assume, deliver and perform its obligations under each of the contracts and agreements referred to or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or filed as an exhibit to the Registration Statement to which it is a party (the “Disclosed Contracts”), and has authorized, executed and delivered each of the Disclosed Contracts, and, assuming due authorization, execution and delivery by the other parties thereto, the Disclosed Contracts constitute valid, legal and binding obligations of the Company or such Subsidiary or Affiliated Entity, enforceable against it in accordance with the terms thereof, subject, in each case as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Neither the Company nor any of the Subsidiaries and Affiliated Entities has sent or received any communication regarding termination of, or intent not to renew, any of the Disclosed Contracts, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries and Affiliated Entities or, to the best knowledge of the Company after due inquiry, any other party to any such contract or agreement, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(hh) No material labor dispute with the employees of the Company or any of its Subsidiaries and Affiliated Entities exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(ii) The Company and each of its Subsidiaries and Affiliate Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries and Affiliated Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries and Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(jj) The Company and each of its Subsidiaries and Affiliated Entities have filed all tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles in the United States have been created in the financial statements of the Company and its Subsidiaries and Affiliated Entities), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries and Affiliated Entities which has had (nor does the Company nor any of its Subsidiaries and Affiliated Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and Affiliated Entities and which could reasonably be expected to have) a Material Adverse Effect. All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries and Affiliated Entities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(kk) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(ll) Deloitte Touche Tohmatsu CPA Ltd., whose report on the consolidated financial statements of the Company and the Subsidiaries and Affiliated Entities is included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(mm) The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the Subsidiaries and Affiliated Entities as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; the Company and the Subsidiaries and Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) that are not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and all disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(nn) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) material judgments and uncertainties affecting the application of the foregoing critical accounting policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(oo) The Registration Statement, the Time of Sale Prospectus and the Prospectus fairly and accurately describe all material trends, demands, commitments, events, and uncertainties and the potential effects thereof known to the Company and that the Company believes would be materially affect its liquidity and are reasonably likely to occur.

(pp) The Company and each of its Subsidiaries and Affiliated Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(qq) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its Subsidiaries and Affiliated Entities have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries and Affiliated Entities, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(rr) There are no material relationships or transactions between the Company or any of the Subsidiaries and Affiliated Entities on one hand and their respective 10% or greater shareholders, affiliates, directors or officers or any affiliates or members of the immediate families of such persons, on the other hand, that are not disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ss) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(tt) Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(uu) The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Description of Share Capital” and “Description of American Depositary Shares” insofar as they purport to constitute a summary of the terms of the Offered Shares and the Offered ADSs, respectively, and under the headings “Risk Factors,” “Enforceability of Civil Liabilities,” “Regulation,” “Taxation” and “Underwriting” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(vv) The ADSs have been approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance.

(ww) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xx) Neither the Company nor any of the Subsidiaries and Affiliated Entities nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or the Offered ADSs.

(yy) The Registration Statement, the preliminary prospectus, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(zz) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC and the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (i) the issuance, sale and delivery of the Offered Shares by the Company, the issuance of the Offered ADSs by the Depositary, and the delivery of the Offered ADSs to or for the account of the Underwriters, (ii) the purchase from the Company of the Offered Shares and the initial sale and delivery of the Offered ADSs representing the Offered Shares to purchasers thereof by the Underwriters, (iii) the deposit of the Offered Shares with the Depositary and the Custodian (as defined below) and the issuance and delivery of the Offered ADSs, or (iv) the execution and delivery of this Agreement or the Deposit Agreement.

(aaa) Each of the Company and the Subsidiaries and Affiliated Entities has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders and option holders who are PRC residents with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(bbb) The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006 by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC. The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice.

(ccc) The issuance and sale of the Offered Shares and the Offered ADSs, the listing and trading of the ADSs on the NYSE and the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus, the Prospectus, the Deposit Agreement, the Power of Attorney (as defined below) and the Custody Agreement (as defined below) are not and will not be, as of the date hereof and on the Closing Date, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (together with the M&A Rules, the “M&A Rules and Related Clarifications”).

(ddd) The M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Offered Shares or the Offered ADSs, the listing and trading of the ADSs on the NYSE, or the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus, the Prospectus, the Deposit Agreement, the Power of Attorney or the Custody Agreement.

(eee) The statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Risk Factors—Risks Related to Doing Business in China—The approval of the China Securities Regulatory Commission may be required in connection with this offering under a regulation adopted in August 2006, and, if required, we cannot assure you that we will be able to obtain such approval,” when taken together with the statements under “Regulation—Regulations on Overseas Listings,” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make them misleading in any material respect.

(fff) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Registration Statement, the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(ggg) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed ADSs in any jurisdiction where the Directed ADSs are being offered.

(hhh) The Company has not offered, or caused the Designated Underwriter to offer, Offered ADSs to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(iii) The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 19 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York Court (as defined in Section 19), and the Company has the power to designate, appoint and authorize, and pursuant to Section 19 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, the Authorized Agent (as defined in Section 19 hereof) for service of process, in each case, in any action arising out of or relating to this Agreement, the Deposit Agreement or the transactions contemplated hereby or thereby, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 19 hereof and Section 7.6 of the Deposit Agreement.

(jjj) None of the Company, any of the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, the PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries and Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 of this Agreement and Section 7.6 of the Deposit Agreement.

(kkk) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be recognized and enforced by (A) Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; and (B) PRC courts, subject to compliance with relevant civil procedural requirements under the PRC Civil Procedures Law. It is not necessary that this Agreement, the Deposit Agreement, the Registration Statement, the Time of Sale Prospectus, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.

(lll) Except as disclosed in any FINRA questionnaire provided by such Selling Shareholder to the Underwriters, there are no affiliations or associations between any member of (i) the Financial Industry Regulatory Authority (“FINRA”) and (ii) the Company or any of the officers, directors or holders of 5% or greater of the securities of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(mmm) Each “forward-looking statement” (within the meaning of Section 27A of the 1944 Act or Section 21E of the 1934 Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(nnn) No holder of any of the Offered Shares or the Offered ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Offered Shares or Offered ADSs; and except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no limitations on the rights of holders of the Offered Shares or the Offered ADSs to hold, vote or transfer their securities.

(ooo) The application of the net proceeds from the offering of Offered ADSs, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, will not (i) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its Subsidiaries and Affiliated Entities, (ii) contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its Subsidiaries and Affiliated Entities or (iii) contravene or violate the terms or provisions of any certificates, authorizations and permits issued by the appropriate regulatory authorities applicable to any of the Company or any of its Subsidiaries and Affiliated Entities.

In addition, any certificate signed by any officer of the Company or any of its Subsidiaries and Affiliated Entities and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Offered ADSs shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Underwriters.

2. Representations and Warranties of the Selling Shareholders. (1) Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) Such Selling Shareholder, if it is an entity, has been duly organized and is validly existing as a company in good standing in its jurisdiction of formation.

(b) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(c) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and the Company, as Custodian, relating to the deposit of the Offered Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law, or (ii) the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the cases of (i), (iii) and (iv) where such contravention would not materially interfere with the consummation of the transactions contemplated hereby, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as have been obtained or made under the Securities Act and the Exchange Act and as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered ADSs.

(d) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Offered Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Offered Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Offered Shares.

(e) The Offered Shares to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary or with the custodian as agent for the Depositary in accordance with the Deposit Agreement against issuance of Offered ADSs representing such Offered Shares so deposited by such Selling Shareholder.

(f) Upon payment for the Securities to be sold by the Selling Shareholder under this Agreement and the crediting of such Securities to a securities account maintained by the Representatives at DTC or its nominee, the Underwriters will acquire a securities entitlement (within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) with respect to such Securities, and no action based on an “adverse claim” (as defined in Section 8-102 of the UCC) may be asserted against the Underwriters with respect to such securities entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of Section 8-105 of the UCC.

(g) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

(h) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or the Offered ADSs.

(i) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under applicable securities laws.

(j) There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(k) Except as disclosed in any FINRA questionnaire provided by such Selling Shareholder to the Underwriters, there are no affiliations or associations between any member of FINRA and such Selling Shareholder; none of the proceeds received by such Selling Shareholder from the sale of the Offered Shares represented by the Offered ADSs to be sold by such Selling Shareholder pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of FINRA) such member.

(l) Pursuant to the Custody Agreement to which such Selling Shareholder is a party, certificates in negotiable form for the Offered Shares to be sold by such Selling Shareholder pursuant to this Agreement have been placed in custody for the purpose of making delivery of such Offered Shares in accordance with this Agreement; such Selling Shareholder agrees that (i) such Offered Shares represented by such certificates are for the benefit of, and coupled with and subject to the interest of, the Custodian, the attorneys-in-fact of the Selling Shareholders, the Underwriters and the Company, (ii) the arrangements made by such Selling Shareholder for custody and for the appointment of the Custodian and the attorneys-in-fact of the Selling Shareholders by such Selling Shareholder are irrevocable, and (iii) the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death, disability or incapacity of such Selling Shareholder (or, if such Selling Shareholder is not an individual, the liquidation, dissolution, merger or consolidation of such Selling Shareholder) or the occurrence of any event (each, an “Event”); if an Event occurs before the delivery of the Offered Shares hereunder, certificates for the Offered Shares shall be delivered by the Custodian in accordance with the terms and conditions of the Power of Attorney to which such Selling Shareholder is a party, the Custody Agreement to which such Selling Shareholder is a party and this Agreement, and actions taken by the Custodian and the attorneys-in-fact of the Selling Shareholders pursuant to such Power of Attorney or such Custody Agreement shall be as valid as if such Event had not occurred, regardless of whether or not the Custodian or the attorneys-in-fact of the Selling Shareholders, or either of them, shall have received notice thereof.

(m) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable by or on behalf of the Underwriters in connection with (i) the sale and delivery of the Offered Shares by such Selling Shareholder, the issuance of the Offered ADSs by the Depositary, and the delivery of such Offered ADSs to or for the account of the Underwriters, (ii) the purchase from such Selling Shareholder and the initial sale and delivery by the Underwriters of the Offered ADSs to purchasers thereof, (iii) the deposit by such Selling Shareholder of the Offered Shares with the Depositary and the custodian and the issuance and delivery of the Offered ADSs, or (iv) the execution and delivery of this Agreement.

(n) Such Selling Shareholder has not distributed and will not distribute, prior to the later of the latest Option Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Offered ADSs, any offering material in connection with the offering and sale of the Offered ADSs by the Selling Shareholders, including any free writing prospectus.

(o) Other than as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in this offering.

(p) Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchases any of the Offered Shares represented by the Offered ADSs that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(q) Neither such Selling Shareholder, nor, to the knowledge of such Selling Shareholder, any director, officer, agent, employee or affiliate of such Selling Shareholder is currently subject to any U.S. sanctions administered by the OFAC; and such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Offered ADSs contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(r) The Selling Shareholder, its subsidiaries and any of its respective officers and executive directors, and, to the knowledge of the Selling Shareholder, each of its respective affiliates, supervisors, managers, agents and employees has not violated and the Selling Shareholder’s participation in the offering will not violate any Anti-Money Laundering Laws. The Selling Shareholder has instituted and maintains policies and procedures designed to ensure continued compliance with all applicable Anti-Money Laundering Laws. For the purposes of this Agreement, an affiliate of the Selling Shareholder shall only include controlled affiliates.

(s) Any certificate signed by any officer of such Selling Shareholder or the attorneys-in-fact for such Selling Shareholder under the Power of Attorney and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

(t) Such Selling Shareholder is not prompted by any information concerning the Company or its Subsidiaries and Affiliated Entities which is not set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus to sell its Offered ADSs pursuant to this Agreement.

(u) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Offered ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 2(u) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.

(2) Mr. Joseph Chen (the “Management Selling Shareholder”) represents and warrants to, and agrees with, the several Underwriters that he has reviewed the Registration Statement, the Time of Sale Prospectus and the Prospectus and none of the Registration Statement, the Time of Sale Prospectus and the Prospectus nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such Management Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus that has had, or may have, a material adverse effect on the Company and its Subsidiaries and Affiliated Entities, taken as a whole. Such Management Selling Shareholder is not prompted by any information concerning the Company or its Subsidiaries and Affiliated Entities which is not set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus to sell his Offered ADSs pursuant to this Agreement.

(3) James Jian Liu represents and warrants to and agrees with each of the Underwriters that he has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus that has had, or may have, a material adverse effect on the Company and its Subsidiaries and Affiliated Entities, taken as a whole. James Jian Liu is not prompted by any information concerning the Company or its Subsidiaries and Affiliated Entities which is not set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus to sell his Offered ADSs pursuant to this Agreement.

3. Agreements to Sell and Purchase. Each Seller severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at a price of US$[—] per ADS (the “Purchase Price”) the number of Firm ADSs (subject to such adjustments to eliminate fractional ADSs as the Representatives may determine) that bears the same proportion to the number of Firm ADSs to be sold by such Seller as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the number of Additional ADSs (subject to such adjustment to eliminate fractional ADSs as the Representatives may determine) that bears the same proportion to the number of Additional ADSs to be sold by such Seller as the number of Additional ADSs set forth opposite its name on Schedule II hereto bears to the total number of Additional ADSs and the Underwriters shall have the right to purchase, severally and not jointly, up to 7,965,000 Additional ADSs at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date (as defined below) for the Firm ADSs nor later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional ADSs as the Representatives may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

4. Terms of Public Offering. The Sellers are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Offered ADSs as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Sellers are further advised by the Representatives that the Offered ADSs are to be offered to the public initially at US$[—] per ADS (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of US$[—] per ADS under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of US$[—] per ADS, to any Underwriter or to certain other dealers.

5. Payment and Delivery.

(a) Payment for the Firm ADSs to be sold by each Seller shall be made to [the Company in Federal or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several Underwriters at [—] a.m., New York City time, on [—], 2011, or at such other time on the same or such other date, not later than [—], 2011, as mutually agreed upon by the Company and the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b) Payment for any Additional ADSs shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional ADSs for the respective accounts of the several Underwriters at [—] a.m. New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [—], 2011 as shall be designated in writing by the Representatives.

(c) The Firm ADSs and Additional ADSs shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm ADSs and Additional ADSs shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Offered ADSs to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Offered ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Offered ADSs on the Closing Date or an Option Closing Date, as the case may be, are subject to the condition that the Registration Statement shall have become effective not later than [time] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus as of the date of this Agreement that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Offered ADSs on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(b) Prior to and on the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or, to the Company’s knowledge, shall be contemplated by the Commission.

(c) The representations and warranties of the Company and the Selling Shareholders contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct as of the Closing Date, and each of the Company and the Selling Shareholders shall have complied with all of the agreements, performed all of its obligations and satisfied all of the conditions hereunder on its part that are required to be complied with, performed or satisfied on or before the Closing Date.

(d) The Underwriters shall have received on the Closing Date and on each Option Closing Date, as the case may be, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e) The Underwriters shall have received on the Closing Date and on each Option Closing Date, as the case may be, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by the Selling Shareholders, to the effect that the representations and warranties of the Selling Shareholders contained in this Agreement are true and correct as of the Closing Date and such Option Closing Date, as the case may be, and that each of the Selling Shareholders has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and such Option Closing Date, as the case may be.

(f) The Underwriters shall have received on the date of this Agreement, the Closing Date and on each Option Closing Date, as the case may be, a certificate, dated the date of this Agreement, the Closing Date and such Option Closing Date, as the case may be, and signed by the Chief Financial Officer of the Company with respect to certain operating data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus in form and substance satisfactory to the Underwriters.

(g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and each of the individuals and entities listed on Schedule IV hereto relating to sales and certain other dispositions of Ordinary Shares, ADSs or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date and each Option Closing Date.

(h) The Underwriters shall have received on the Closing Date and on each Option Closing Date, as the case may be, an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(i) The Underwriters shall have received on the Closing Date and on each Option Closing Date, as the case may be, an opinion of Appleby, Cayman Islands counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(j) The Underwriters shall have received on the Closing Date and on each Option Closing Date, as the case may be, an opinion of TransAsia Lawyers, PRC counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(k) The Underwriters shall have received on the Closing Date and on each Option Closing Date, as the case may be, an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Selling Shareholders, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(l) The Underwriters shall have received on the Closing Date, an opinion of Conyers Dill & Pearman Limited, Bermuda counsel for General Atlantic Partners (Bermuda), L.P. and GAP-W International, LP, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(m) The Underwriters shall have received on the Closing Date, an opinion of Appleby, British Virgin Islands counsel for Yes Holdings Group Limited and Zihang Limited, dated the Closing, in form and substance satisfactory to the Underwriters.

(n) The Underwriters shall have received on the Closing Date, an opinion of TransAsia Lawyers, PRC counsel counsel for James Jian Liu, dated the Closing, in form and substance satisfactory to the Underwriters.

(o) The Underwriters shall have received on the Closing Date, an opinion of Freshfields Bruckhaus Deringer LLP, German counsel for GAPCO GmbH & Co. KG, dated the Closing, in form and substance satisfactory to the Underwriters.

(p) The Underwriters shall have received on the Closing Date, an opinion of Ogier, Cayman counsel for Joho Fund, Ltd. and Joho Asia Growth Fund, Ltd., dated the Closing, in form and substance satisfactory to the Underwriters.

(q) The Underwriters shall have received on the Closing Date, an opinion of Seward & Kissel LLP, Delaware counsel for Joho Partner, L.P. and Joho Asia Growth Partners, L.P., dated the Closing, in form and substance satisfactory to the Underwriters.

(r) The Underwriters shall have received on the Closing Date, an opinion of [●], Hong Kong counsel for Po Yee Auyeung, dated the Closing, in form and substance satisfactory to the Underwriters.

The opinions described in Sections 6(h) through 6(r) above shall be rendered to the Underwriters at the request of the Company or the Selling Shareholders, as applicable, and shall so state therein.

(s) The Underwriters shall have received on the Closing Date and on each Option Closing Date, as the case may be, an opinion of Shearman & Sterling LLP, U.S. counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(t) The Underwriters shall have received on the Closing Date and on each Option Closing Date, as the case may be, an opinion of Commerce & Finance Law Offices, PRC counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(u) The Underwriters shall have received on the Closing Date and on each Option Closing Date, as the case may be, an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(v) The Underwriters shall have received, on each of the date hereof the Closing Date and on each Option Closing Date, a letter dated the date hereof, the Closing Date, or such Option Closing Date as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte Touche Tohmatsu CPA Ltd., an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(w) The Company and the Depositary shall have executed and delivered the Deposit Agreement, and the Deposit Agreement shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all action necessary to permit the deposit of the Offered Shares and the issuance of the Offered ADSs representing such Offered Shares in accordance with the Deposit Agreement.

(x) The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Offered Shares against issuance of the Offered ADSs, the execution, issuance, countersignature and delivery of the Offered ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(y) The Company shall have entered into a side letter agreement with the Depositary, substantially in the form and substance set fort in Exhibit B hereto (“Depositary Letter”), instructing the Depositary, during the Lock-up Period, not to accept any deposit by the persons specified therein of any Ordinary Shares to any such person subject to the exceptions stated in the Depositary Letter or further instructions by the Company.

(z) Each Selling Shareholder shall have delivered to the Underwriters on or before the date hereof a Power of Attorney and a Custody Agreement, in each case duly executed and in form and substance satisfactory to the Underwriters.

(aa) The Underwriters shall have received from the Custodian a United States Treasury Department Form W-9 or Form W-8 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.

(bb) The FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(cc) The ADSs shall have been listed and admitted and authorized for trading on the NYSE.

The several obligations of the Underwriters to purchase Additional ADSs hereunder are further subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act.

(b) To furnish to the Representatives, without charge, seven signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to [—] a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) or 7(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c) Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Offered ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Offered ADSs as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Offered ADSs may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) To endeavor to qualify the Offered ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(i) To advise the Representatives promptly and confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Time of Sale Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or the ADS Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(j) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k) During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, to furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(l) To apply the net proceeds to the Company from the sale of the Offered ADSs in the manner set forth under the heading “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to file such reports with the Commission with respect to the sale of the Offered ADSs and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the Offered ADSs in such a manner (i) as would require the Company, any of the Subsidiaries and Affiliated Entities to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(m) Not to, and to cause the Subsidiaries and Affiliated Entities not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or the Offered ADSs.

(n) To indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issuance and sale of the Offered ADSs to the Underwriters and on the execution and delivery of this Agreement or the Deposit Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(o) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed ADSs are offered in connection with the Directed Share Program.

(p) In connection with the Directed Share Program, to ensure that the Directed ADSs will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement (it being understood that the Representatives will notify the Company as to which Participants will need to be so restricted); and to direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(q) To pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(r) To comply with the terms of the Deposit Agreement so that the Offered ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and the applicable Option Closing Date.

(s) (i) Not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Offered ADSs, to use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) to use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(t) In connection with this Offering, to comply with the SAFE Rules and Regulations, and to use its best efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the SAFE Rules and Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(u) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsels and the Company’s accountants and counsels for the Selling Shareholders in connection with the registration and delivery of the Offered Shares and Offered ADSs under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum or prospectus wrapper in connection with the offer and sale of the Offered ADSs under state securities laws or the laws of such jurisdiction as the Representatives may designate and all expenses in connection with the qualification of the Offered ADSs for offer and sale under state securities laws as provided in Section 7(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered ADSs by FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8 A relating to the Ordinary Shares and all costs and expenses incident to listing the ADSs on the NYSE, (vi) all the costs and expenses of qualifying the Offered ADSs for inclusion in the book-entry settlement system of the Depositary Trust Company, (vii) the cost of printing certificates representing the ADRs or Offered Shares, (viii) the costs and charges of any transfer agent, registrar or Depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement, agreement among Underwriters, any dealer agreements, any Powers of Attorney, any Custody Agreements, any closing documents (including compilations thereof) and such other documents as may be required in connection with the offering, issuance, sale, purchase and delivery of the Offered ADSs, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (xi) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7(u). It is understood, however, that except as provided in this Section 7(u), Section 10 entitled “Indemnity and Contribution”, Section 11 entitled “Directed Share Program Indemnification”, and Section 12 entitled “Termination” below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Offered ADSs by them and any advertising expenses connected with any offers they may make. The Underwriters hereby agree to pay the Company for the reimbursement of certain costs and expenses incurred by the Company in connection with the transaction contemplated hereunder.

The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs or any other securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Ordinary Shares, ADSs or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (a) the Offered Shares represented by ADSs to be sold hereunder, (b) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the issuance of Ordinary Shares or the grant of options to purchase Ordinary Shares under any equity incentive plan, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Ordinary Shares or ADSs, provided that such plan does not provide for the transfer of Ordinary Shares or ADSs during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company.

Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

The Company hereby agrees that it will not release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Letter during the Lock-up Period without the prior written consent of the Representatives.

8. Covenants of the Selling Shareholders. Each Selling Shareholder, in addition to its other agreements and obligations hereunder, severally and not jointly, covenants with each Underwriter as follows:

(a) Such Selling Shareholder will not prepare, or have prepared on its behalf, or use or refer to, any free writing prospectus, nor will it distribute any written materials in connection with the offer or sale of the Offered ADSs.

(b) Such Selling Shareholder will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(c) During the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required under the Securities Act, such Selling Shareholder will advise the Underwriters promptly, and will confirm such advice in writing to the Underwriters, of any change in the information relating to such Selling Shareholder in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(d) Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or the Offered ADSs.

(e) Such Selling Shareholder, severally and not jointly, will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered ADSs to the Underwriters by such Selling Shareholder and on the execution and delivery of this Agreement. All payments to be made by such Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(f) In order to document an exemption to backup withholding with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

9. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10. Indemnity and Contribution. (a) Each of the Company and Mr. Joseph Chen, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers and employees of each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and the directors, officers and employees of such affiliate from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein. Provided, that, the liability of Mr. Joseph Chen under this Section 10(a) shall not exceed the net proceeds (after deducting underwriting discounts and commissions but excluding expenses) received by Mr. Joseph Chen from this Offering.

(b) Each of the Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, the directors, officers and employees of each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and the directors, officers and employees of such affiliate from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; but only with reference to information relating to such Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto and provided, that, the liability of each Selling Shareholder under this Section 10(b) shall not exceed the net proceeds (after deducting underwriting discounts and commissions but excluding expenses) received by such Selling Shareholder from this Offering.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company, or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the Selling Shareholders who are holding a majority of the Ordinary Shares held by all of the Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c), is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the Offering or (ii) if the allocation provided by Section 10(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 10(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the Offering shall be deemed to be in the same respective proportions as the net proceeds from the Offering (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Offered ADSs. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of the Offered ADSs they have purchased hereunder, and not joint. Each Selling Shareholder’s obligation in this Section 10(e) to contribute is several and not joint and shall not exceed the net proceeds (after deducting underwriting discounts and commissions but excluding expenses) received by such Selling Shareholder from this Offering.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered ADSs.

11. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless the Designated Underwriter, each person, if any, who controls Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Designated Underwriter within the meaning of Rule 405 of the Securities Act (“Designated Underwriter Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed ADSs that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Designated Underwriter Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Designated Underwriter Entity in respect of which indemnity may be sought pursuant to Section 11(a), the Designated Underwriter Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Designated Underwriter Entity, shall retain counsel reasonably satisfactory to the Designated Underwriter Entity to represent the Designated Underwriter Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Designated Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Designated Underwriter Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Designated Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Designated Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Designated Underwriter Entities. Any such separate firm for the Designated Underwriter Entities shall be designated in writing by the Designated Underwriter. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Designated Underwriter Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Designated Underwriter Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Designated Underwriter Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of the Designated Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any Designated Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Designated Underwriter Entity, unless such settlement includes an unconditional release of the Designated Underwriter Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 11(a) is unavailable to a Designated Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Designated Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Designated Underwriter Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Designated Underwriter Entities on the other hand from the offering of the Directed ADSs or (ii) if the allocation provided by Section 11(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 11(c)(i) above but also the relative fault of the Company on the one hand and of the Designated Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Designated Underwriter Entities on the other hand in connection with the offering of the Directed ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed ADSs (before deducting expenses) and the total underwriting discounts and commissions received by the Designated Underwriter Entities for the Directed ADSs, bear to the aggregate Public Offering Price of the Directed ADSs. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Designated Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Designated Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Designated Underwriter Entities agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Designated Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(c). The amount paid or payable by the Designated Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Designated Underwriter Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Designated Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed ADSs distributed to the public were offered to the public exceeds the amount of any damages that such Designated Underwriter Entity has otherwise been required to pay. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 11 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Designated Underwriter Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed ADSs.

12. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the American Stock Exchange, the NASDAQ Global Market, or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, Cayman Islands, PRC shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal or New York State or Cayman Islands or the PRC or other relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of the Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of the Offered ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Offered ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the Offering, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the Offering, and the purchase and sale of the Offered ADSs.

(b) The Sellers acknowledge that in connection with the Offering: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Sellers or any other person, (ii) the Underwriters owe the Sellers only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Sellers. The Sellers waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the Offering.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to (i) Morgan Stanley & Co. International plc at 25 Cabot Square, Canary Wharf London, E14 4QA, United Kingdom, to the attention of Head of Capital Markets, (ii) Deutsche Bank Securities Inc. at 60 Wall Street, New York, NY, 10005, United States, to the attention of Equity Capital Markets Syndicate and (iii) Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, NY 10010-3629, United States, to the attention of Transactions Advisory Group; if to the Company shall be delivered, mailed or sent to [address] and if to the Selling Shareholders shall be delivered, mailed or sent to [address].

19. Submission to Jurisdiction; Appointment of Agent for Service. Each Seller hereby irrevocably submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the Offered ADSs or any transactions contemplated hereby. Each Seller irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the Offered ADSs or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each Seller irrevocably appoints Law Debenture Corporate Services Inc., as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company and the Selling Shareholders, as the case may be, in any such suit or proceeding. Each Seller and the Selling Shareholders further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

20. Judgment Currency. The obligation of any Seller pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the relevant Seller agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the relevant Seller an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

Very truly yours,

Renren Inc.

By:
Name:
Title:

Joseph Chen

	Name:	Joseph Chen

The Selling Shareholders named in Schedule II hereto, acting severally

By:
Name:
	Title:	Attorney-in-Fact

James Jian Liu

Name:	James Jian Liu

Accepted as of the date hereof

Morgan Stanley & Co. International plc

Deutsche Bank Securities Inc.

Credit Suisse Securities (USA) LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. International plc

By:
Name:
Title:

By:	Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

By:	Credit Suisse Securities (USA) LLC

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm ADSs To Be Purchased	Number of Additional ADSs To Be Purchased if Maximum Option Exercised
Morgan Stanley & Co. International plc	[—]	[—]
Deutsche Bank Securities Inc.	[—]	[—]
Credit Suisse Securities (USA) LLC	[—]	[—]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[—]	[—]
Jefferies & Company, Inc.	[—]	[—]
Pacific Crest Securities LLC	[—]	[—]
Oppenheimer & Co. Inc.	[—]	[—]

Total:	53,100,000	7,965,000

SCHEDULE I-1

SCHEDULE II

LIST OF SELLERS

Sellers	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold if Maximum Option Exercised
Renren Inc.	128,696,133	23,895,000

Selling Shareholders
Joseph Chen	13,029,420
Investment entities affiliated with GA LLC	13,506,225
James Jian Liu	2,700,000
John Fee	62,715
Investment entities affiliated with Joho Capital	559,542
Robert Chang	35,001
Po Yee Auyeung	99,999
Yes Holdings Group Limited	415,800
Xueping Zhou	80,880
Zihang Limited	80,001
Ben Chow	34,284

Total:	159,300,000	23,895,000

SCHEDULE II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus dated April 18, 2011.

2.	Free Writing Prospectus dated April 27, 2011 filed by the Company under Rule 433(d) of the Security Act.

3.	Free Writing Prospectus dated April 29, 2011 filed by the Company under Rule 433(d) of the Security Act.

4.	The public offering price of the Offered ADSs is US$ [—] per ADS.

SCHEDULE III-1

SCHEDULE IV

LIST OF LOCKED-UP PERSONS

Joseph Chen

James Jian Liu

John Fee

Robert Chang

Po Yee Auyeung

Xueping Zhou

Ben Chow

Yes Holdings Group Limited

Zihang Limited

Joho Fund, Ltd.

Joho Partner, L.P.

Joho Asia Growth Fund, Ltd.

Joho Asia Growth Partners, L.P.

General Atlantic Partners (Bermuda), L.P.

GAP-W International, L.P.

GapStar, LLC

GAP Coinvestments III, LLC

GAP Coinvestments IV, LLC

GAP Coinvestments CDA, L.P.

GAPCO GmbH & Co. HG

SB Pan Pacific Corporation

DCM III, L.P

DCM III-A, L.P.

DCM Affiliates Fund III, L.P.

SBI Broadband Fund No.1 Limited Partnership

SBI BB Media Investment Limited Partnership

SBI Incubation Co., Ltd.

SBI Entertainment Fund No.2

Accel VIII L.P.

Accel Internet Fund IV L.P.

Accel Investors 2004 L.L.C.

Shoa-Kai Liu

LC Fund II

LC Fund III L.P.

James Von ehr

Cloud Nine Trust Management Company Limited, Trustee

Thunderman Inc.

Cap Green Holding Limited

Apercen Ventures I LLC

Bo Chen

SCHEDULE IV-1

Hui Huang

Alvin Chiang

Chuan He

Katsumasa Niki

David K. Chao

Matthew Nimetz

Ruigang Li

Derek Boyang Shen

Alibaba Group Treasury Limited

Huaren Media Investment Limited

AsiaStar Growth Capital Limited

China Alpha II Fund Ltd

China New Economy Fund Limited

CITIC Securities Alpha Leaders Fund Limited

Dragon Origin Limited

SCHEDULE IV-2

Exhibit A

FORM OF LOCK-UP LETTER

                    , 2011

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London, E14 4QA

United Kingdom

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY, 10005

United States

and

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

United States

As representatives of the several Underwriters

    named in the Underwriting Agreement

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Renren Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), providing for the initial public offering (the “Public Offering”) by the several Underwriters, including you (the “Underwriters”), of American depositary shares (the “ADSs”), each representing Class A ordinary shares of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without your prior written consent on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any ADSs or any other securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise. The foregoing sentence shall not apply to

EXHIBIT A-1

(a) transactions relating to Ordinary Shares, ADSs or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares, ADSs or other securities acquired in such open market transactions;

(b) transfers of Ordinary Shares, ADSs or any other securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs as a bona fide gift;

(c) transfers or distributions of shares of Ordinary Shares, ADSs or any other securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs to limited partners, shareholders, subsidiaries or affiliates of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares or ADSs, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence; or

(d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Ordinary Shares or ADSs, provided that such plan does not provide for the transfer of Ordinary Shares or ADSs during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company.

In addition, the undersigned agrees that, without your prior written consent on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent, registrar and depositary against the transfer of the undersigned’s Ordinary Shares or ADSs except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

EXHIBIT A-2

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or you that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

You and the undersigned understand and agree that, if the closing of the Public Offering does not occur within 6 months from the date hereof, the undersigned shall be released from all obligations under this agreement.

[Signature page follows]

EXHIBIT A-3

Very truly yours,

(Name)

(Address)

[Signature page to the lock-up letter]

EXHIBIT B

Form of Depositary Side Letter

Citibank, N.A. – ADR Depositary

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Reference is hereby made to that certain Deposit Agreement, dated as of [DATE], 2011 (the “Deposit Agreement”), by and among Renren Inc., a company incorporated under the laws of the Cayman Islands (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and all Holders and Beneficial Owners from time to time of American Depositary Shares issued thereunder. All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

By signing this Letter Agreement the Depositary confirms that the Depositary understands that the Company, each of its directors and officers and its principal existing shareholders have entered into lock-up agreements (the “Lock-Up Agreements”) agreeing with the underwriters, through their representatives, Morgan Stanley & Co. International plc, Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC (the “Representatives”), for a period commencing on [—], 2011, and ending 180 days following the date of the Company’s final prospectus dated [—], 2011 (or such later date if extended due to (1) the Company’s issue of an earnings release or material news or the occurrence of a material event relating to the Company during the last 17 days of the 180-day period or (2) the Company’s announcement prior to the expiration of the 180-day period that it will release earnings results during the 16-day period following the last day of the 180-day period) (the “Lock-Up Period”).

By signing this Letter Agreement the Depositary confirms that the Depositary also understands that the Company does not anticipate any deposits of ordinary shares into the Company’s ADR facility during the Lock-Up Period. The Company hereby instructs the Depositary and the Depositary hereby agrees not to accept any deposit of any ordinary shares into the Company’s ADR facility or issue any new ADSs evidencing any deposit of any ordinary shares prior to the end of the Lock-Up Period unless the Depositary receives written instructions from the Company, which written instructions shall not be provided without the prior written consent of the Representatives (which a copy of such prior written consent must be provided to the Depositary).

This Letter Agreement shall terminate upon the expiration of the Lock-Up Period. This Letter Agreement shall not be amended except by a writing signed by both parties hereto and only with the prior written consent of the Representatives.

The terms and provisions of this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

EXHIBIT B-1

Renren Inc.

By:
Name:
Title:

Acknowledged and agreed:

Citibank, N.A., as Depositary

By:
Name:
Title: